RESTATED CERTIFICATE OF INCORPORATION
OF
MEDISCIENCE TECHNOLOGY CORP

Pursuant to Section 14A;9-5 of the New Jersey Business Corporation Act, Mediscience Technology Corp., a Corporation duly organized under the laws of the State of New Jersey (the "Corporation"), does hereby execute this Restated Certificate of Incorporation and certify that:

1.           The name of the Corporation is Mediscience Technology Corp.

2.           The purposes of the Corporation is to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

3.           The aggregate number of shares which the Corporation shall have authority to issue is 200,000,000, 199,950,000 of which shall be Common Stock, $.01 par value per share, and 50,000 of which shall be Preferred Stock, $.01 par value per share.

(a)           2,074 shares of Preferred Stock are designated Series A Preferred Stock, having the following relative rights, preferences and limitations:

(i)           Dividends.  The holders of Series A Preferred Stock shall not be entitled to receive any preferential dividend, whether in cash, stock or otherwise with respect to shares of series A Preferred stock;

(ii)           Liquidation.  In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available therefor, after payment or provision for payment of all debts and obligations of the Corporation, before any distribution of assets shall be made upon any other class of capital stock of the Corporation, the sum of Ten Dollars ($10.00) for every share of their holdings of series A Preferred Stock.  If upon any liquidation, dissolution or winding up of the Corporation, the amounts payable on or with respect to the Series A Preferred Stock are not paid in full, the holders of shares of series A Preferred Stock shall share ratably in any distribution of assets in proportion to the respective amounts which would be payable in respect to the shares held by them upon such distribution if all amounts payable on or with respect to the Series A Preferred Stock were paid in full.  for any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor the sale, transfer or lease of all or substantially all of the assets of the Corporation, nor any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation;

(iii)           The shares of Series A Preferred Stock shall not entitle the holder thereof to have any right to vote or to receive any notice of any meeting of the holders of the Corporation's stock or to exercise any voting power.

(b)           25,000 shares of Preferred stock are designated Convertible Preferred Stock, having the following relative rights, preferences and limitations:

(1)           Dividends.  The holders of Convertible Preferred Stock shall be entitled to receive, if and when declared, out of any surplus or net profits, non-cumulative preferential dividends at the rate of $.01 per share per annum, payable quarterly before any dividends may be declared on the shares of the Common Stock in any fiscal year.  After the aforementioned dividends on the Convertible Preferred stock shall have been paid or declared and, set apart for that purpose, the Board of Directors may declare and pay from any surplus additional dividends for such fiscal year which shall be paid to the holders of Convertible Preferred stock and Common Stock.

(2)           Liquidation.  The holders of Convertible Preferred stock shall be entitled to a preference over holders of Common Stock with regard to distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

(3)           Preemptive Right.  No Convertible Preferred Shareholder of Convertible shares shall have any preemptive rights to subscribe for or to purchase or to acquire any issue of shares or other securities of the Corporation.

(4)           Voting.  The holders of Convertible Preferred Stock shall not be entitled to notice of Shareholders Meeting, or to vote upon the election of directors or upon any questions affecting the management or the affairs of the Corporation.

(5)           (i)           Conversion.  The Convertible Preferred Stock May, at any time after issuance, at the option of the holders thereof, be converted into Common Stock at the rate of one (1) share of Preferred for one hundred (100) shares of Common.

(ii)           Method of Conversion.  In order to exercise the conversion privilege, the holder of any shares of Convertible Preferred Stock shall surrender the certificate of certificates for such shares of Convertible Preferred stock accompanied by proper instruments of surrender to the Corporation at its principal office.  The certificate or certificates for such shares of Convertible Preferred Stock shall also be accompanied by a written notice to the effect that the holder elects to convert such shares of Convertible Preferred Stock and stating the name or names in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued.  As promptly as practicable after the receipt of such notice and the surrender of such shares of Convertible Preferred Stock, the Corporation shall issue and deliver to such holder or to the written order of such holder a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such shares of Convertible Preferred Stock.  Such conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation and such Convertible Preferred Stock shall have been surrendered as hereinabove provided.  The shares of Convertible Preferred Stock so converted shall not be reissued and shall be retired and canceled as provided by law.  All shares of Common Stock which may be issued upon conversion of the Convertible Preferred Stock shall, upon issuance, be validly issued, fully paid, and nonassessable by the Corporation.

(iii)           Reservation of Common Shares.  The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Shares the full number of Common Shares deliverable upon the conversion of all the then outstanding Convertible Preferred Stock and shall take such action to obtain all such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Shares upon the conversion of Convertible Preferred Stock.

4.           The registered office of the Corporation is 1235 Folkestone Way, Cherry Hill, New Jersey 08034.  The name of the Corporation's registered agent at that office is Peter Katevatis.

The following seven persons constitute the current Board of Directors of the Corporation:

William A. Armstrong
P.O. Box 607
Tupper Lake, NY 12986
Sidney Braginsky
6 Stoney Court
Dix Hills, NY 11746

Michael Engelhart
161 North Franklin Turnpike
Ramsey, NJ 07446

Peter Katevatis
1235 Folkestone Way
Cherry Hill, NJ 08034

John M. Kennedy
802 Chestnut Avenue
Somerdale, NJ 08083

Michael N. Kouvatas
27 Kings Highway
East Haddonfield, NJ 08033

John Matheu
215 Longhill Drive
Short Hills, NJ 07078

5.           To the extent permitted by law, any action otherwise required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present.

6.           Without otherwise limiting the right of the Board of Directors to otherwise fill vacancies in the Board of Directors, any directorship to be filled by reason of an increase in then umber of directors may be filled by the Board.  A director so elected shall hold office until the next succeeding annual meeting of shareholders or until his successor shall have been elected and qualified.

7.           The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

8.           The Board of Directors is hereby authorized to provide for the issuance of such of the Preferred Stock as the Board see fit.  The Board may, by amending the Certificate of Incorporation without shareholder approval, divide the Preferred stock into classes and into series within any class or classes.  The Board may determine the relative rights, preferences, and limitations of any class or series, change the designation or number of shares or the relative rights, preferences and limitations of the shares, shares of any theretofore established class or series, no shares of which have been issued.  Classes or series of shares of Preferred Stock may be designated, in whole or in part, as redeemable at the option of Corporation in cash, its bonds or other property and a sinking fund may be created for the redemption of any class or classes of redeemable shares.  Subject to the limitations of law such classes or series may also be made redeemable at the option of the shareholder.  The Board of Directors may provide that such classes or series of stock be convertible, at the option of the holder or of the Corporation, or both, into shares of any other class of the capital stock of the Corporation.

9.           To the extent permitted by law, any action otherwise required or permitted to be taken at a meeting of shareholders may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon are present.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 9th day of December, 2004.

MEDISCIENCE TECHNOLOGY CORP.

By:	/s/ Peter Katevatis
Name: Peter Katevatis
Title: Chief Executive Officer

CERTIFICATE TO BE FILED WITH RESTATED CERTIFICATE OF
INCORPORATION
OF
MEDISCIENCE TECHNOLOGY CORP.

Pursuant to Section 14A:9-5(5) of the New Jersey Business Corporation Act, Mediscience Technology Corp., a corporation duly organized under the laws of the State of New Jersey (the "Corporation"), does hereby execute the following certificate:

1.           The name of the Corporation is Mediscience Technology Corp.

2.           The Restated Certificate of Incorporation was adopted on the 9th day of December, 2004 by the Board of Directors of the Corporation.

3.           The Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented and there is no discrepancy between those provision and the provisions of the Restated Certificate of Incorporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 9th day of December, 2004.

MEDISCIENCE TECHNOLOGY CORP.

By:	/s/ Peter Katevatis
Name: Peter Katevatis
Title: Chairman and Chief Executive Officer

CERTIFICATE OF OWNERSHIP

 MERGING

BioScopix, Inc.
(a Delaware corporation)
(the “Subsidiary Corporation”)

Into

Mediscience Technology Corp.
(a New Jersey corporation)

Pursuant to Section 253 of the Delaware General Corporation Law and

 Section 14A:10-7 of the New Jersey Business Corporation Act

It is hereby certified that:

1.           Mediscience Technology Corp. (the “Corporation”) is a business corporation of the State of New Jersey.  The Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of New Jersey on December 10, 2004.

2.           BioScopix, Inc. (the “Subsidiary Corporation”) is a business corporation of the State of Delaware.  The Certificate of Incorporation of the Subsidiary Corporation was filed with the Secretary of State of the State of Delaware on January 10, 2007.

3.           The Corporation is the owner of all 1,000,000 issued and outstanding shares of common stock, par value $0.001 per share, of the Subsidiary Corporation, which common stock constitutes all of the issued and outstanding capital stock of the Subsidiary Corporation.

4.           The New Jersey Business Corporation Act and the Delaware General Corporation Law each permits the merger of a business corporation of that jurisdiction with a business corporation of a foreign jurisdiction.

5.           The Corporation hereby merges the Subsidiary Corporation into the Corporation.

6.           At the Effective Time of the Merger, the name of the Surviving Corporation shall be changed to “BioScopix, Inc.”

7.           At the Effective Time of the Merger, the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Corporation shall be the Bylaws of the Surviving Corporation.

8.           The following is a copy of the resolutions adopted on November 7, 2008 by the Board of Directors of the Corporation to merge the Subsidiary Corporation into the Corporation:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized and empowered to enter into, execute, deliver and perform its obligations under the Merger Agreement, pursuant to which the Subsidiary Corporation will be merged into the Corporation and the Corporation will survive the merger as the Surviving Corporation; said Merger Agreement to be in substantially the form attached hereto as Exhibit A, with such changes, modifications or amendments thereto as the officers, or any one of them, of the Corporation executing and delivering the Merger Agreement deem necessary, advisable and/or desirable, the execution and delivery of the Merger Agreement on behalf of the Corporation to be conclusive evidence of the approval thereof; and it is further

RESOLVED, that at the Effective Time of the Merger, the name of the Surviving Corporation shall be changed to “BioScopix, Inc.;” and it is further

RESOLVED, that any officer of the Corporation is hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and file with the Secretaries of State of the States of Delaware and New Jersey, a Certificate of Merger, together with any and all other documents deemed necessary and/or advisable to effect the Merger; and it is further

RESOLVED, that any officer of the Corporation is hereby, authorized, empowered and directed, in the name and on behalf of the Corporation, to take, or cause to be taken, any and all such other actions (including, without limitation, the execution and delivery of notices, certificates and other instruments) as in the judgment of such officers, or any of them, is necessary or appropriate to carry out the foregoing resolutions and consummate the transactions contemplated thereby; provided, however, that this resolution shall not be construed to authorize any action which is contrary to or inconsistent with the foregoing resolutions; and it is further

RESOLVED, that all acts and deeds heretofore done or actions taken in good faith by any director or officer of the Corporation in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved.

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9.           Approval of the Merger by the stockholders of the Surviving Corporation is not required pursuant to Section 10-3(4) of the New Jersey Business Corporation Act.

10.         A signed copy of the Agreement and Plan of Merger is on file at the office of the Surviving Corporation at 1235 Folkstone Way, Cherry Hill, New Jersey 08034-3020 and a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations of the Merger.

11.         The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Subsidiary Corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings with a copy to the Surviving Corporation at 1235 Folkstone Way, Cherry Hill, New Jersey 08034-3020.

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IN WITNESS WHEREOF, the Corporation and the Subsidiary Corporation have each caused this Certificate of Merger to be executed in its name as of December 11, 2008.

MEDISCIENCE TECHNOLOGY CORP.

By:	/s/ Peter Katevatis
Name:	Peter Katevatis
Title:	Chief Executive Officer and Treasurer

BIOSCOPIX, INC.

By:	/s/ Peter Katevatis
Name:	Peter Katevatis
Title:	President

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AGREEMENT AND PLAN OF MERGER

OF

BIOSCOPIX, INC.

a Delaware corporation

INTO

MEDISCIENCE TECHNOLOGY CORP.

a New Jersey corporation

AGREEMENT AND PLAN OF MERGER, dated as of November 5, 2008, by and between BioScopix, Inc., a Delaware corporation (the “Merging Corporation”), and Mediscience Technology Corp., a New Jersey corporation (the “Surviving Corporation”) (the Merging Corporation and the Surviving Corporation are sometimes called the “Constituent Corporations”).

WHEREAS, the Merging Corporation is a corporation duly organized and existing under the laws of the State of Delaware and the Surviving Corporation is a corporation duly organized and existing under the laws of the State of New Jersey; and

WHEREAS, the Merging Corporation is a wholly-owned subsidiary of the Surviving Corporation; and

WHEREAS, the Boards of Directors of the Constituent Corporations deem it advisable for the general welfare and advantage of the Constituent Corporations that the Constituent Corporations merge into a single corporation pursuant to this agreement and the applicable laws of the States of New Jersey and Delaware;

NOW, THEREFORE, the parties agree that the Constituent Corporations shall be merged on the following terms and conditions:

1.           The Merger.       Upon the filing of the Certificate of Merger with the Secretaries of State of the States of New Jersey and Delaware effecting the transactions contemplated by this Agreement and Plan of Merger (the “Effective Time”), the separate existence of the Merging Corporation shall cease and the Merging Corporation shall be merged with and into the Surviving Corporation (the “Merger”), which shall continue its corporate existence and be the corporation surviving the merger.  Consummation of this agreement shall be effected by filing thereof in the States of New Jersey and Delaware after satisfaction of the requirements of the applicable laws of New Jersey and Delaware, respectively.

2.           Certificate of Incorporation and By-Laws.

(a)         The Certificate of Incorporation of the Surviving Corporation at the effective time of the Merger shall continue to be the Certificate of Incorporation of the Surviving Corporation until changed as provided by law.

(b)         The By-Laws of the Surviving Corporation at the effective time of the Merger shall continue to be the By-Laws of the Surviving Corporation until altered or amended in accordance with the provisions thereof.

3.           Directors, Officers and Registered Agent.      The directors, officers and registered agent and registered office of the Surviving Corporation at the effective time of the Merger shall continue to be the directors, officers and registered agent and registered office, respectively, of the Surviving Corporation until their successors are chosen.

4.           Terms of Merger.

(a)         From and after the effective time of the Merger, the Surviving Corporation shall possess all the rights, privileges, immunities, and franchises of a public, as well as of a private nature, of each of the Constituent Corporations; and all property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares and all other choses in action, and all and every other interest, of or belonging to or due to each of the Constituent Corporations, shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger, provided, however, that the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger.

(b)         Upon the Merger becoming effective, all of the common shares of the Merging Corporation outstanding immediately prior to the Merger shall be canceled and no new shares of the Surviving Corporation shall be issued in connection therewith.

(c)         At the effective time of the Merger, the name of the Surviving Corporation shall be “BioScopix, Inc.”

(d)         The Surviving Corporation shall pay all expenses of carrying this Plan into effect and accomplishing the Merger provided for herein.

(e)         The officers and directors of the Constituent Corporations shall execute and deliver all such documents and take all such actions as may be necessary or advisable, or as may be requested by the Surviving Corporation from time to time, in order to vest fully all the property rights of the Constituent Corporations in the Surviving Corporation and otherwise carry out this Plan.

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(f)          Anything herein or elsewhere to the contrary notwithstanding, this Plan may be abandoned by the mutual consent of the Constituent Corporations, evidenced by appropriate resolutions of their respective Board of Directors, at any time prior to the effective date of the Merger.

IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be signed on its behalf on the day and year first above written.

BIOSCOPIX, INC., a Delaware corporation

By:	/s/ Peter Katevatis
Name:	Peter Katevatis
Title:	President

MEDISCIENCE TECHNOLOGY CORP., a New Jersey corporation

By:	/s/ Peter Katevatis
Name:	Peter Katevatis
Title:	President

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CERTIFICATE OF OWNERSHIP

 MERGING

Sensivida Medical Systems, Inc.
(a Delaware corporation)
(the “Subsidiary Corporation”)

Into

BioScopix, Inc.
(a New Jersey corporation)

Pursuant to Section 253 of the Delaware General Corporation Law and

 Section 14A:10-7 of the New Jersey Business Corporation Act

It is hereby certified that:

1.           BioScopix, Inc. (the “Corporation” or sometimes the “Surviving Corporation”) is a business corporation of the State of New Jersey.  The Restated Certificate of Incorporation of the Corporation was filed with the State of New Jersey on December 10, 2004.

2.           Sensivida Medical Systems, Inc. (the “Subsidiary Corporation”) is a business corporation of the State of Delaware.  The Certificate of Incorporation of the Subsidiary Corporation was filed with the Secretary of State of the State of Delaware on October 26, 2005.

3.           The Corporation is the owner of all 88,000 issued and outstanding shares of common stock, par value $0.001 per share, of the Subsidiary Corporation, which common stock constitutes all of the issued and outstanding capital stock of the Subsidiary Corporation.

4.           The New Jersey Business Corporation Act and the Delaware General Corporation Law each permits the merger of a business corporation of that jurisdiction with a business corporation of a foreign jurisdiction.

5.           The Corporation hereby merges the Subsidiary Corporation into the Corporation.

6.           At the Effective Time of the Merger, the name of the Surviving Corporation shall be changed to “SensiVida Medical Technologies, Inc.”

7.           At the Effective Time of the Merger, the Restated Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of the Corporation shall be the Bylaws of the Surviving Corporation.

8.           The following is a copy of the resolutions adopted on February 10, 2009 by the Board of Directors of the Corporation to merge the Subsidiary Corporation into the Corporation:

NOW, THEREFORE, BE IT RESOLVED, that the Corporation is hereby authorized and empowered to enter into, execute, deliver and perform its obligations under the Merger Agreement, pursuant to which the Subsidiary Corporation will be merged into the Corporation and the Corporation will survive the merger as the Surviving Corporation; said Merger Agreement to be in substantially the form attached hereto as Exhibit A, with such changes, modifications or amendments thereto as the officers, or any one of them, of the Corporation executing and delivering the Merger Agreement deem necessary, advisable and/or desirable, the execution and delivery of the Merger Agreement on behalf of the Corporation to be conclusive evidence of the approval thereof; and it is further

RESOLVED, that at the Effective Time of the Merger, the name of the Surviving Corporation shall be changed to “SensiVida Medical Technologies, Inc.;” and it is further

RESOLVED, that any officer of the Corporation is hereby authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and file with the States of Delaware and New Jersey, a Certificate of Ownership, together with any and all other documents deemed necessary and/or advisable to effect the Merger; and it is further

RESOLVED, that any officer of the Corporation is hereby, authorized, empowered and directed, in the name and on behalf of the Corporation, to take, or cause to be taken, any and all such other actions (including, without limitation, the execution and delivery of notices, certificates and other instruments) as in the judgment of such officers, or any of them, is necessary or appropriate to carry out the foregoing resolutions and consummate the transactions contemplated thereby; provided, however, that this resolution shall not be construed to authorize any action which is contrary to or inconsistent with the foregoing resolutions; and it is further

RESOLVED, that all acts and deeds heretofore done or actions taken in good faith by any director or officer of the Corporation in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents in carrying out the terms and intentions of the foregoing resolutions are hereby ratified, confirmed and approved.

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9.           Approval of the Merger by the stockholders of the Surviving Corporation is not required pursuant to Section 10-3(4) of the New Jersey Business Corporation Act.

10.         A signed copy of the Agreement and Plan of Merger is on file at the office of the Surviving Corporation at 1235 Folkstone Way, Cherry Hill, New Jersey 08034-3020 and a copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of the constituent corporations of the Merger.

11.         The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Subsidiary Corporation, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of the Delaware General Corporation Law, and the Surviving Corporation hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings with a copy to the Surviving Corporation at 1235 Folkstone Way, Cherry Hill, New Jersey 08034-3020.

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IN WITNESS WHEREOF, the Corporation and the Subsidiary Corporation have each caused this Certificate of Merger to be executed in its name as of February 10, 2009.

BIOSCOPIX, INC..

By:	/s/ Peter Katevatis
Name:	Peter Katevatis
Title:	Chief Executive Officer and Treasurer

SENSIVIDA MEDICAL SYSTEMS, INC.

By:	/s/ Kamal Sarbadhikari
Name:	Kamal Sarbadhikari
Title:	CEO

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CERTIFICATE OF AMENDMENT TO

THE CERTIFICATE OF INCORPORATION

OF

SENSIVIDA MEDICAL TECHNOLOGIES, INC.

SensiVida Medical Technologies, Inc. a corporation organized and existing under the laws of the State of New Jersey does hereby certify:

1.
The name of the Corporation is SensiVida Medical Technologies, Inc. (the “Corporation”).  The date of filing of its original certificate of incorporation under its former name Cardiac Techniques, Inc. with the State of New Jersey was March 15, 1971.  The date of filing of its restated certificate of incorporation (the “Restated Certificate of Incorporation”) under its former name Mediscience Technology Corp. with the State of New Jersey was December 10, 2004.

2.	Article 3 of the Restated Certificate of Incorporation is hereby amended by adding new paragraph (c) to read as follows:

“(c) Simultaneously with the Effective Date of this Amendment to the Restated Certificate of Incorporation (as defined below), each ten (10) shares of Common Stock and Preferred Stock of the Corporation authorized, issued and outstanding or held as treasury shares immediately prior to the Effective Date shall automatically be reclassified and continued, without any action on the part of the holder thereof, as one (1) share of Common Stock or Preferred Stock, respectively, subject to adjustment within the sole discretion of the Board of Directors, such that on the Effective Date, the authorized capital stock of the Corporation shall be 19,995,000 shares of common stock, par value $.01 per share, and 5,000 shares of preferred stock, par value $.01 per share.  No fractional shares of Common Stock or Preferred Stock, or scrip representing fractional shares, shall be issued in connection with such reclassification.  Instead of any fractional shares of Common Stock or Preferred Stock which would otherwise be issuable upon such reclassification, the Corporation shall pay to the holder of the shares of Common Stock or Preferred Stock which were so reclassified a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the fair market value per share of the Common Stock or Preferred Stock at the close of business on the Effective Date.  The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares or fractional shares of Common Stock or Preferred Stock being converted at any one time by any holder thereof, not upon each share or fractional share of Common Stock or Preferred Stock being converted.  For purposes of the above calculation, fair market value of one share of Common Stock or any series of Preferred Stock shall be determined in good faith by the Board of Directors of the Corporation; provided, however, that where there exists a public market for the Common Stock or any series of Preferred Stock at the time of such exercise, the fair market value per share of Common Stock or such series of Preferred Stock shall be the average of the closing bid and asked prices of the Common Stock or such series of Preferred Stock quoted in the Over-the-Counter Market Summary or the last reported sale price of the Common Stock or series of Preferred Stock or the closing price quoted on the American Stock Exchange or on any exchange or market on which the Common Stock or such series of Preferred Stock is listed, whichever is applicable, as published in the Eastern Edition of The Wall Street Journal for the three (3) trading days immediately prior to the date of determination of fair market value on which at least 10,000 shares of Common Stock or such series of Preferred Stock were traded, as applicable.”

3.	The effective date of this amendment shall be May 15, 2009 (the “Effective Date”).

4.
This Amendment was duly adopted by the Board of Directors of the Corporation in accordance with Sections 14A:6-7.1 and 14A:9-2 of the New Jersey Business Corporation Act and by the written consent of the Corporation’s stockholders in accordance with the applicable provisions of Sections 14A:5-6 and 14A:9-2 of the New Jersey Business Corporation Act, and written notice of the adoption of this Amendment to the Certificate of Incorporation has been given as provided by Section 14A:5-6 of the New Jersey Business Corporation Act to every stockholder entitled to such notice.

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 7th day of May, 2009.

SENSIVIDA MEDICAL TECHNOLOGIES, INC.

By:	/s/ Kamal Sarbadhikari
Name: Kamal Sarbadhikari
Title: President and CEO

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